Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned Directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Michele G. Kostin, Counsel, and Judith H. Jones, counsel, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full power to them and each of them to sign for us, in our names and in the capacities indicated below, Registration Statements on Form S-8 to be filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statements (including post-effective amendments), in connection with the registration under the Securities Act of 1933, as amended of up to 22,000,000 Common Shares of the Company under the Company’s 2000 Stock Incentive Plan and the Non-Employer Director Compensation Plan, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

WITNESS our hands on this 25th day of February, 2005

/s/ Betsy Z. Cohen	/s/ Michael H. Jordan

Betsy Z. Cohen, Director	Michael H. Jordan, Director

/s/ Barbara Hackman Franklin	/s/ Edward J. Ludwig

Barbara Hackman Franklin, Director	Edward J. Ludwig, Director

/s/ Jeffrey E. Garten	/s/ Joseph P. Newhouse

Jeffrey E. Garten, Director	Joseph P. Newhouse, Director

/s/ Earl G. Graves	/s/ John W. Rowe

Earl G. Graves, Director	John W. Rowe, M.D., Director
Chairman and Chief Executive Officer

/s/ Gerald Greenwald	/s/ Ronald A. Williams

Gerald Greenwald, Director	Ronald A. Williams, Director and President

/s/ Ellen M. Hancock	/s/ Alan M. Bennett

Ellen M. Hancock, Director	Alan M. Bennett, Chief Financial Officer

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